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WHITESTONE REIT

SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED MARCH 31, 2014

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WHITESTONE REIT™

Creating Communities in Our Properties™

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of March 31, 2014, we owned
60 Community Centered Properties TM with approximately 5.0 million square feet of gross leasable
60 Community Centers	area, located in five of the top markets in the United States in terms of population growth: Houston,
5.0 Million Sq. Ft. of gross	Dallas, San Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were founded
leasable area	in 1998.
1,225 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our
Houston	tenants deliver needed services to the surrounding community. We focus on niche properties with
Dallas	smaller rental spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Chicago	services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural
Fiscal Year End	community focus sets us apart from traditional commercial real estate operators. We value diversity
12/31	on our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the
Common Shares &	particular needs of our tenants and neighborhoods.
Units Outstanding*:
Common Shares: 22.4 Million	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Operating Partnership Units:	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
0.5 Million	feet) and, as of March 31, 2014, provided a 47% premium rental rate compared to our larger space tenants. The largest of our 1,225 tenants comprised less than 1.9% of our annualized base rental revenues for the three months ended March 31, 2014.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT
Annualized: $ 1.1400	Suzy Taylor, Director of Investor Relations
Dividend Yield: 8.1%**	2600 South Gessner, Suite 500, Houston, Texas 77063
	713.435.2219 email: ir@whitestonereit.com		website: www.whitestonereit.com
Board of Trustees:
James C. Mastandrea	ICR Inc. - Brad Cohen 203.682.8211
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of May 5, 2014	Robert W. Baird & Co.	Wunderlich Securities, Inc.
** Based on common share price	Jonathon Pong	Merril Ross
of $13.99 as of close of market on	203.425.2740	703.669.9255
May 2, 2014.	jpong@rwbaird.com	mross@wundernet.com

Press Release
WHITESTONE REIT ANNOUNCES OPERATING RESULTS
FOR FIRST QUARTER 2014

- 19.2% Increase in Funds From Operations Core to $0.31 per share -
- Net Income more than Doubled to $2.4 Million -
- Revenue Increased 28% to $17.8 Million -
- Property Net Operating Income Grew 31% to $11.8 Million -
- Realized Rent Growth on New and Renewal Leases of 4.4% on a Cash Basis and 12.0% on a GAAP Basis -
- Leased 231,720 Square Feet Adding $11.5 Million in Lease Value -
- Company Reiterates 2014 Annual Guidance -

Houston, Texas, May 5, 2014 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the first quarter of 2014.

"Whitestone's well positioned portfolio of value-add Community Centered PropertiesTM and the momentum of our ongoing leasing efforts in our high-growth markets of Arizona and Texas continues to drive meaningful per share increases in our key cash flow and earnings metrics," said James C. Mastandrea, Whitestone’s Chairman and Chief Executive Officer. Mastandrea added, "Leasing, redevelopment and growth from acquisitions will continue to drive our growth as we strive to attain an industry leading valuation multiple on an FFO per share basis.” Mastandrea concluded, “We will commence two developments on land we currently own and expect that this will provide us with additional inventory in 2015.”

Financial Results: First Quarter 2014 Compared to First Quarter 2013

•	Funds From Operations ("FFO") Core increased 55%, or approximately $2.5 million, to $7.0 million from $4.5 million.

•
FFO Core per diluted common share and Operating Partnership ("OP") unit was $0.31, as compared to $0.26 per diluted common share and OP unit for the same period of 2013. FFO Core excludes non-cash share-based compensation expense related to the expected vesting of restricted share and unit grants of $0.4 million, or $0.02 per diluted common share and OP unit in both periods. FFO Core also excludes acquisition expenses of $0.1 million in both periods and includes rental support payments of $0.1 million in 2014.

•	FFO increased 59% to $6.4 million, or $0.28 per diluted common share and OP unit as compared to $4.0 million, or $0.23 per diluted common share and OP unit.

•	Net Income was $2.4 million or $0.11 per diluted common share as compared to $1.0 million, or $0.06 per diluted common share in the prior year.

•	Total revenues increased 28% to $17.8 million compared to $13.9 million.

•	Property net operating income ("NOI") increased by 31% to $11.8 million as compared to $9.0 million.

•	Same-store NOI growth improved 3.2% or $0.3 million.

Leasing Activity

The leasing team signed 113 leases totaling 232,000 square feet in new, expansion, and renewal leases in the first quarter of 2014 as compared to 71 leases totaling 131,000 square feet in the first quarter of 2013. The average lease size in the first quarter of 2014 was 2,594 square feet with the total lease value added increasing 6.5% to $11.5 million from the fourth quarter of 2013.

The Company’s total occupancy was 85.8% as of the end of the first quarter 2014, a 1.8% increase over the prior year, and down 1.0% from the prior quarter. The physical occupancy of the Operating Portfolio, which excludes new acquisitions and properties that are undergoing significant redevelopment or re-tenanting, was 86.1% as of March 31, 2014, up 0.6% from the prior year and down 2.0% from the previous quarter. The impact on occupancy from the previous quarter is primarily a result of re-tenanting in the Company's Houston market.

Balance Sheet and Liquidity

As of March 31, 2014, Whitestone had $264.7 million of real estate debt with a consolidated debt to annualized first quarter 2014 earnings before interest, taxes, depreciation and amortization ("EBITDA") of 7.45x. Real estate debt as a percentage of total market capitalization was 45% as of March 31, 2014 and the Company's ratio of EBITDA to interest expense was 4.1x in the first quarter of 2014.

Whitestone had 41 properties unencumbered by mortgage debt as of March 31, 2014, with an undepreciated cost basis of $358.9 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness was $548.2 million and $436.3 million as of March 31, 2014 and 2013, respectively. As of March 31, 2014, $179.8 million, or approximately 68%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt and on fixed-rate debt as of the end of the first quarter of 2014 was 3.3% and 3.8%, respectively.

At quarter end, Whitestone had $3.4 million of cash available on its balance sheet and $90.2 million of available capacity under its credit facility, including the accordion option.

Dividend

The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2014, paid or to be paid in three equal installments of $0.095 in April, May and June 2014. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

Earnings Guidance

Whitestone is reiterating its 2014 guidance:

•	FFO Core in the range of $1.09 to $1.18 per diluted share and OP unit;

•	FFO in the range of $0.88 to $0.97 per diluted share and OP unit; and

•	EPS in the range of $0.22 to $0.30 per diluted share. Guidance for EPS excludes gains on real estate transactions.

The midpoint of the Company’s 2014 earnings guidance assumes acquisitions of $60 million, dispositions of $15 million, and development of $15 million during 2014. The net impact to 2014 FFO Core from projected 2014 acquisitions, net of dispositions and interest cost is approximately $0.03 to $0.05 per diluted share. Whitestone expects same-property NOI growth between 4% and 7%.

Additional information on the Company’s 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO and FFO Core are included in the financial tables accompanying this press release.

Webcast and Conference Call

Whitestone will host a webcast and conference call for investors and other interested parties on Tuesday, May 6, 2014 at 11:30 A.M. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 708-5699 for domestic participants or 1-(913) 312-1503 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through May 20, 2014, by dialing 1-(877) 870-5176 for domestic listeners or 1-(858) 384-5517 for international listeners and entering the pass code 5618206. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the first quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants that comprise approximately 70% of its tenants. Whitestone’s diversified tenant base provides service offerings including medical, education, casual dining, and convenience services. The largest of its 1,225 tenants comprised less than 1.9% of its annualized base rental revenues as of March 31, 2014. Founded in 1998, the Company is internally managed with a portfolio of 60 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings made with the Securities and Exchange Commission, news releases and financial reports.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company’s ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Contact Whitestone REIT:

Suzy Taylor, Director of Investor Relations
(713) 435-2219 staylor@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$548,221	$546,274
Accumulated depreciation	(69,509)	(66,008)
Total real estate assets	478,712	480,266
Cash and cash equivalents	3,442	6,491
Marketable securities	960	877
Escrows and acquisition deposits	2,191	2,095
Accrued rents and accounts receivable, net of allowance for doubtful accounts	10,523	9,929
Unamortized lease commissions and loan costs	6,083	6,227
Prepaid expenses and other assets	2,781	2,089
Total assets	$504,692	$507,974

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$264,649	$264,277
Accounts payable and accrued expenses	12,546	12,773
Tenants' security deposits	3,717	3,591
Dividends and distributions payable	6,428	6,418
Total liabilities	287,340	287,059
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2014 and December 31, 2013	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 21,962,409 and 21,943,700 issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	22	22
Additional paid-in capital	292,040	291,571
Accumulated deficit	(79,598)	(75,721)
Accumulated other comprehensive loss	(10)	(54)
Total Whitestone REIT shareholders' equity	212,454	215,818
Noncontrolling interest in subsidiary	4,898	5,097
Total equity	217,352	220,915
Total liabilities and equity	$504,692	$507,974

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Property revenues
Rental revenues	$13,973	$11,001
Other revenues	3,814	2,868
Total property revenues	17,787	13,869

Property expenses
Property operation and maintenance	3,660	3,065
Real estate taxes	2,310	1,798
Total property expenses	5,970	4,863

Other expenses (income)
General and administrative	2,957	2,444
Depreciation and amortization	3,908	3,073
Executive relocation expense	—	—
Interest expense	2,372	2,449
Interest, dividend and other investment income	(21)	(19)
Total other expense	9,216	7,947

Income before loss on disposal of assets and income taxes	2,601	1,059

Provision for income taxes	(84)	(65)
Loss on sale or disposal of assets	(85)	(8)

Net income	2,432	986

Less: Net income attributable to noncontrolling interests	60	37

Net income attributable to Whitestone REIT	$2,372	$949

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.11	$0.06

Weighted average number of common shares outstanding:
Basic	21,823	16,819
Diluted	21,949	16,939

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income

Net income	$2,432	$986

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(38)	(268)
Unrealized gain on available-for-sale marketable securities	83	303

Comprehensive income	2,477	1,021

Less: Comprehensive income attributable to noncontrolling interests	61	38

Comprehensive income attributable to Whitestone REIT	$2,416	$983

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$2,432	$986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,909	3,073
Amortization of deferred loan costs	202	273
Amortization of notes payable discount	76	149
Loss on sale or disposal of assets and properties	85	8
Bad debt expense	389	317
Share-based compensation	373	356
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(96)	2,143
Accrued rent and accounts receivable	(983)	(777)
Unamortized lease commissions	(297)	(263)
Prepaid expenses and other assets	118	162
Accounts payable and accrued expenses	(353)	(2,621)
Tenants' security deposits	126	127
Net cash provided by operating activities	5,981	3,933
Cash flows from investing activities:
Acquisitions of real estate	—	(25,700)
Additions to real estate	(2,123)	(1,197)
Net cash used in investing activities	(2,123)	(26,897)
Cash flows from financing activities:
Distributions paid to common shareholders	(6,231)	(4,807)
Distributions paid to OP unit holders	(158)	(194)
Payments of exchange offer costs	(14)	(34)
Proceeds from revolving credit facility, net	—	26,400
Repayments of notes payable	(504)	(1,017)
Payments of loan origination costs	—	(1,085)
Net cash provided by (used in) financing activities	(6,907)	19,263
Net decrease in cash and cash equivalents	(3,049)	(3,701)
Cash and cash equivalents at beginning of period	6,491	6,544
Cash and cash equivalents at end of period	$3,442	$2,843

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Three Months Ended March 31,
	2014	2013
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,137	$2,146
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$45	$130
Financed insurance premiums	$888	$883
Value of shares issued under dividend reinvestment plan	$26	$23
Accrued offering costs	$—	$20
Value of common shares exchanged for OP units	$103	$782
Change in fair value of available-for-sale securities	$83	$303
Change in fair value of cash flow hedge	$(38)	$(268)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2014	2013
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$2,372	$949
Depreciation and amortization of real estate assets	3,901	3,050
Loss on disposal of assets	85	8
Net income attributable to noncontrolling interests	60	37
FFO	6,418	4,044

Non cash share-based compensation expense	373	356
Acquisition costs	146	138
Rent support agreement payments received	80	—
FFO-Core	$7,017	$4,538

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$6,418	$4,044
Distributions paid on unvested restricted common shares	(19)	(11)
FFO excluding amounts attributable to unvested restricted common shares	$6,399	$4,033
FFO-Core excluding amounts attributable to unvested restricted common shares	$6,998	$4,527

Denominator:
Weighted average number of total common shares - basic	21,823	16,819
Weighted average number of total noncontrolling OP units - basic	556	653
Weighted average number of total commons shares and noncontrolling OP units - basic	22,379	17,472

Effect of dilutive securities:
Unvested restricted shares	126	120
Weighted average number of total common shares and noncontrolling OP units - dilutive	22,505	17,592

FFO per common share and OP unit - basic	$0.29	$0.23
FFO per common share and OP unit - diluted	$0.28	$0.23

FFO-Core per common share and OP unit - basic	$0.31	$0.26
FFO-Core per common share and OP unit - diluted	$0.31	$0.26

	Three Months Ended March 31,
	2014	2013
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$2,372	$949
General and administrative expenses	2,957	2,444
Depreciation and amortization	3,908	3,073
Interest expense	2,372	2,449
Interest, dividend and other investment income	(21)	(19)
Provision for income taxes	84	65
Loss on disposal of assets	85	8
Net income attributable to noncontrolling interests	60	37
NOI	$11,817	$9,006

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$2,372	$949
Depreciation and amortization	3,908	3,073
Interest expense	2,372	2,449
Provision for income taxes	84	65
Loss on disposal of assets	85	8
Net income attributable to noncontrolling interests	60	37
EBITDA	$8,881	$6,581

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2014	2013	2013	2013
Net income attributable to Whitestone REIT	$2,372	$1,261	$614	$970
Depreciation and amortization	3,908	3,646	3,450	3,260
Interest expense	2,372	2,486	2,602	2,613
Provision for income taxes	84	78	90	72
Loss on disposal of assets	85	8	—	40
Net income attributable to noncontrolling interests	60	34	21	33
EBITDA	$8,881	$7,513	$6,777	$6,988

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended March 31,
	2014	2013

Other Financial Information:

Tenant improvements (1)	$1,093	$242
Leasing commissions (1)	$356	$362
Scheduled debt principal payments	$405	$759
Straight line rent income	$366	$225
Market rent amortization income (loss) from acquired leases	$(91)	$33
Non-cash share-based compensation expense	$373	$356
Non-real estate depreciation and amortization	$8	$23
Amortization of loan fees	$202	$273
Acquisition costs	$146	$138
Undepreciated value of unencumbered properties	$358,836	$232,902
Number of unencumbered properties	41	25
Full time employees	75	68

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of March 31, 2014
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.6%	21,962
Operating partnership units outstanding	2.4%	551
Total	100.0%	22,513

Market price of common shares as of
March 31, 2014		$14.44

Total equity capitalization		325,088	55%

Debt Capitalization:
Outstanding debt		$264,649
Less: Cash and cash equivalents		(3,442)
		261,207	45%

Total Market Capitalization as of
March 31, 2014		$586,295	100%

SELECTED RATIOS:
	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$8,881	$7,513	$6,777	$6,988
Interest expense, excluding amortization of loan fees	2,170	2,264	2,334	2,331
Ratio of interest expense to EBITDA	4.1	3.3	2.9	3.0

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$548,221	$546,274	$483,379	$481,939

Outstanding debt	$264,649	$264,277	$266,260	$266,401
Less: Cash	(3,442)	(6,491)	(9,506)	(6,020)
Outstanding debt after cash	$261,207	$257,786	$256,754	$260,381
Ratio of debt to real estate assets	48%	47%	53%	54%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES

TOTAL OUTSTANDING DEBT
(in thousands)

Description	March 31, 2014	December 31, 2013
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,500	$10,500
$50.0 million, 0.84% plus 1.75% to 2.50% Note, due February 3, 2017 (2)	50,000	50,000
$37.0 million 3.76% Note, due December 1, 2020	36,776	37,000
$6.5 million 3.80% Note, due January 1, 2019	6,474	6,500
$20.2 million 4.28% Note, due June 6, 2023	20,200	20,200
$1.0 million 4.75% Note, due December 31, 2014	1,000	1,087
$16.5 million 4.97% Note, due September 26, 2023	16,450	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00%, due December 29, 2017 (3)	7,880	7,875
$11.1 million 5.87% Note, due August 6, 2016	11,826	11,900
$3.0 million 6.00% Note, due March 31, 2021 (4)	2,894	2,905
$0.9 million 2.97% Note, due November 28, 2014	789	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.75% to 2.50%, due February 3, 2017	84,800	84,800
	$264,649	$264,277

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $50 million term loan under our unsecured credit facility at 0.84%.

(3)	Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term.

(4)
The 6.00% interest rate is fixed through March 30, 2016. On March 31, 2016, the interest rate will reset to the rate of interest for a five-year balloon note with a thirty-year amortization as published by the Federal Home Loan Bank.

SCHEDULE OF DEBT MATURITIES AS OF MARCH 31, 2014
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2014	$1,866	$1,000	$2,866	1.1%
2015	1,866	—	1,866	0.7%
2016	2,152	11,125	13,277	5.0%
2017	2,338	142,638	144,976	54.8%
2018	2,351	9,560	11,911	4.5%
2019 and thereafter	6,927	82,826	89,753	33.9%
Total	$17,500	$247,149	$264,649	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties	March 31, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Retail	2,762,335	88%	90%	87%	89%
Office/Flex	1,201,672	87%	91%	88%	87%
Office	633,534	75%	75%	77%	79%
Total - Operating Portfolio	4,597,541	86%	88%	86%	87%
Redevelopment, New Acquisitions (1)	368,789	83%	80%	77%	74%
Total	4,966,330	86%	87%	85%	86%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix	$1,061	1.9%	7/12/2000, 5/8/1991 and 7/1/2000	2020, 2020 and 2021
Bashas' Inc. (3)	Phoenix	859	1.6%	12/9/1993, 10/9/2004 and 4/1/2009	2014, 2024 and 2029
Wells Fargo & Company (4)	Phoenix	627	1.1%	10/24/1996 and 4/16/1999	2016 and 2018
University of Phoenix	San Antonio	510	0.9%	10/18/2010	2018
Sports Authority	San Antonio	495	0.9%	1/1/2004	2015
Paul's Ace Hardware	Phoenix	460	0.8%	3/1/2008	2018
Walgreens Co. (5)	Phoenix	448	0.8%	11/3/1996 and 11/2/1987	2049 and 2027
Ross Dress for Less, Inc. (6)	San Antonio, Phoenix and Houston	443	0.8%	6/18/2012, 2/11/2009 and 2/7/2013	2023, 2020 and 2023
Rock Solid Images	Houston	363	0.7%	4/1/2004	2015
Super Bravo, Inc.	Houston	349	0.6%	6/15/2011	2023
Sterling Jewelers, Inc.	Phoenix	326	0.6%	11/23/2004	2020
KinderCare Learning Centers LLC (7)	Phoenix	322	0.6%	5/7/2001 and 7/15/2000	2021 and 2035
Midland Financial Co.	Phoenix	320	0.6%	1/1/2006	2015
Barnes & Noble Booksellers, Inc.	Phoenix	314	0.6%	4/5/2004	2015
X-Ray X-Press Corporation	Houston	301	0.5%	7/1/1998	2019
		$7,198	13.0%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of March 31, 2014 for each applicable tenant multiplied by 12.

(2)
As of March 31, 2014, we had three leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.8% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.6% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $292,000, which represents 0.5% of our total annualized base rental revenue.

(3)
As of March 31, 2014, we had three leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on December 9, 1993, and is scheduled to expire in 2014, was $61,000, which represents 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $679,000, which represents 1.3% of our total annualized base rental revenue.

(4)
As of March 31, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $513,000, which represents 0.9% of our total annualized base rental revenue.

(5)
As of March 31, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on November 5, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.3% of our total annualized base rental revenue.

(6)
As of March 31, 2014, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $158,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.2% of our total annualized base rental revenue.

(7)
As of March 31, 2014, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on May 7, 2001, and is scheduled to expire in 2021, was $267,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 15, 2000, and is scheduled to expire in 2035, was $55,000, which represents 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended March 31,
	2014	2013
RENEWALS
Number of Leases	55	45
Total Square Feet (1)	95,061	73,887
Average Square Feet	1,728	1,642
Total Lease Value	$4,667,000	$3,549,000
NEW LEASES
Number of Leases	58	26
Total Square Feet (1)	136,659	57,010
Average Square Feet	2,356	2,193
Total Lease Value	$6,830,000	$3,531,000
TOTAL LEASES
Number of Leases	113	71
Total Square Feet (1)	231,720	130,897
Average Square Feet	2,051	1,844
Total Lease Value	$11,497,000	$7,080,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
1st Quarter 2014	67	$5,659,344	108,642	3.3	$270,139	$2.49	$14.31	$13.71	$64,222	4.4%	$169,843	12.0%
4th Quarter 2013	59	4,135,630	102,893	2.5	247,271	2.40	15.01	14.81	20,698	1.4%	83,231	5.7%
3rd Quarter 2013	53	5,753,820	156,660	2.9	534,534	3.41	12.91	13.72	(127,771)	(5.9)%	(60,495)	(2.9)%
2nd Quarter 2013	28	3,059,381	48,620	3.2	117,774	2.42	14.44	14.89	(21,921)	(3.0)%	44,137	6.3%
Total - 12 months	207	$18,608,175	416,815	3.0	$1,169,718	$2.81	$13.97	$14.13	$(64,772)	(1.1)%	$236,716	4.2%

Comparable New Leases:
1st Quarter 2014	18	$1,865,865	35,063	4.5	$177,176	$5.05	$12.08	$11.42	$23,296	5.8%	$65,137	18.0%
4th Quarter 2013	13	1,145,166	15,764	4.4	204,187	12.95	18.98	18.33	10,184	3.5%	18,471	6.7%
3rd Quarter 2013	21	1,313,538	34,583	3.0	117,321	3.39	10.99	12.30	(45,062)	(10.7)%	(28,611)	(7.0)%
2nd Quarter 2013	9	524,647	15,182	2.2	64,652	4.26	9.08	10.22	(17,280)	(11.2)%	9,852	6.9%
Total - 12 months	61	$4,849,216	100,592	3.6	$563,336	$5.60	$12.33	$12.62	$(28,862)	(2.3)%	$64,849	5.5%

Comparable Renewal Leases:
1st Quarter 2014	49	$3,793,479	73,579	2.7	$92,963	$1.26	$15.37	$14.81	$40,926	3.8%	$104,706	9.9%
4th Quarter 2013	46	2,990,464	87,129	2.1	43,084	0.49	14.29	$14.17	10,514	0.8%	64,760	5.5%
3rd Quarter 2013	32	4,440,282	122,077	2.9	417,213	3.42	13.45	14.13	(82,709)	(4.8)%	(31,884)	(1.9)%
2nd Quarter 2013	19	2,534,734	33,438	3.7	53,122	1.59	16.88	17.02	(4,641)	(0.8)%	34,285	6.2%
Total - 12 months	146	$13,758,959	316,223	2.7	$606,382	$1.92	$14.49	$14.60	$(35,910)	(0.8)%	$171,867	3.9%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
1st Quarter 2014	46	$5,837,450	126,678	3.1	$723,376	$5.71	$12.43
4th Quarter 2013	32	6,617,801	142,661	6.1	702,071	4.92	7.70
3rd Quarter 2013	45	7,256,999	109,219	3.9	1,120,481	10.26	12.48
2nd Quarter 2013	59	10,250,630	220,446	4.2	1,131,700	5.13	10.42
Total - 12 months	182	$29,962,880	599,004	4.4	$3,677,628	$6.14	$10.57

Non-Comparable New Leases:
1st Quarter 2014	40	$4,964,491	105,196	3.1	$652,989	$6.21	$12.44
4th Quarter 2013	32	6,617,801	142,661	6.1	702,071	4.92	7.70
3rd Quarter 2013	43	7,223,892	106,019	4.0	1,120,170	10.57	12.53
2nd Quarter 2013	41	7,412,645	137,293	4.4	803,627	5.85	11.22
Total - 12 months	156	$26,218,829	491,169	4.5	$3,278,857	$6.68	$10.74

Non-Comparable Renewal Leases:
1st Quarter 2014	6	$872,959	21,482	3.0	$70,387	3.28	$12.42
4th Quarter 2013	—	—	—	—	—	—	—
3rd Quarter 2013	2	33,107	3,200	0.9	311	0.10	10.50
2nd Quarter 2013	18	2,837,985	83,153	3.9	328,073	3.95	9.11
Total - 12 months	26	$3,744,051	107,835	3.7	$398,771	$3.70	$9.81

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
1st Quarter 2014	113	$11,496,794	235,320	3.2	$993,515	$4.22	$13.30
4th Quarter 2013	91	10,753,431	245,554	4.6	949,342	3.87	10.76
3rd Quarter 2013	98	13,010,819	265,879	3.3	1,655,015	6.22	12.73
2nd Quarter 2013	87	13,310,011	269,066	4.1	1,249,474	4.64	11.15
Total - 12 months	389	$48,571,055	1,015,819	3.8	$4,847,346	$4.77	$11.97

New
1st Quarter 2014	58	$6,830,356	140,259	3.4	$830,165	$5.92	$12.35
4th Quarter 2013	45	7,762,967	158,425	5.9	906,258	5.72	8.82
3rd Quarter 2013	64	8,537,430	140,602	3.7	1,237,491	8.80	12.16
2nd Quarter 2013	50	7,937,292	152,475	4.2	868,279	5.69	11.01
Total - 12 months	217	$31,068,045	591,761	4.4	$3,842,193	$6.49	$11.01

Renewal
1st Quarter 2014	55	$4,666,438	95,061	2.8	$163,350	$1.72	$14.70
4th Quarter 2013	46	2,990,464	87,129	2.1	43,084	0.49	14.29
3rd Quarter 2013	34	4,473,389	125,277	2.0	417,524	3.33	13.38
2nd Quarter 2013	37	5,372,719	116,591	3.9	381,195	3.27	11.34
Total - 12 months	172	$17,503,010	424,058	3.0	$1,005,153	$2.37	$13.30

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average of tenant improvements (TI) and incentives is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2014
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2014	322	799,265	16.1%	$9,691	17.6%	$12.12
2015	259	774,797	15.6%	9,462	17.2%	12.21
2016	214	589,734	11.9%	7,974	14.5%	13.52
2017	144	451,958	9.1%	6,839	12.4%	15.13
2018	125	548,059	11.0%	7,579	13.8%	13.83
2019	69	284,587	5.7%	3,797	6.9%	13.34
2020	23	204,978	4.1%	2,369	4.3%	11.56
2021	17	144,957	2.9%	1,847	3.4%	12.74
2022	23	159,310	3.2%	1,943	3.5%	12.20
2023	13	135,753	2.7%	1,210	2.2%	8.91
Total	1,209	4,093,398	82.3%	$52,711	95.8%	$12.88

(1)	Lease expirations table reflects rents in place as of March 31, 2014, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2014 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2014 Financial Guidance

Guidance Summary

	2013	2014 Projected
	Actual	Low	High
Base Property NOI (1)	$38,635,000	$45,000,000	$46,300,000

Same Store Property NOI Growth (2)		4%	7%

Base Property % Leased at period end (1)	86.8%	87.0%	89.0%

Acquisitions	$131,000,000	$40,000,000	$80,000,000
Dispositions	$—	$10,000,000	$20,000,000
New Development	$—	$10,000,000	$20,000,000

FFO Core per common share and OP unit	$1.10	$1.09	$1.18

FFO per common share and OP unit	$0.91	$0.88	$0.97

Guidance Rollforward

	2014 Projected
	Low	High
2013 FFO Core per common share and OP unit	$1.10	$1.10

NOI
Same Store Property Growth (2)	0.06	0.11
Full Year NOI from 2013 Acquisitions (3)	0.20	0.22
2014 Acquisitions	0.05	0.10
2014 Dispositions	(0.01)	(0.02)

General and administrative	(0.04)	(0.05)
Net Interest Expense	(0.03)	(0.04)

Before change in weighted average shares	$1.33	$1.42

Change in Weighted Average Shares	(0.24)	(0.24)

2014 FFO Core Range	$1.09	$1.18

(1)	Reflects properties owned as of December 31, 2013.

(2)	Reflects properties owned for the full year ended December 31, 2013.

(3)	Reflects difference between full year of NOI for properties acquired in 2013 and partial year in 2013.

Whitestone REIT and Subsidiaries 2014 Financial Guidance (continued)

Reconciliation of FFO and FFO Core Guidance to Net Income Per Share
(All numbers are per diluted share)

Funds from Operations Guidance:	Full Year 2013	Full Year 2014 Projected
	Actual	Low	High
Net income attributable to Whitestone REIT	$0.20	$0.21	$0.30

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization and other amounts	0.71	0.67	0.67

Funds from Operations	$0.91	$0.88	$0.97

Adjustments to reconcile FFO to FFO Core:
All other non-core amounts	0.19	0.21	0.21

Funds from Operations Core	$1.10	$1.09	$1.18

Whitestone REIT and Subsidiaries Property Details As of March 31, 2014

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	100%	$945	$13.01	$12.59
Anthem Marketplace	Phoenix	2000	113,293	100%	1,503	13.27	13.27
Bellnott Square	Houston	1982	73,930	37%	305	11.15	11.04
Bissonnet Beltway	Houston	1978	29,205	95%	350	12.61	12.06
Centre South	Houston	1974	39,134	89%	357	10.25	9.73
The Citadel	Phoenix	1985	28,547	91%	434	16.71	12.86
Desert Canyon	Phoenix	2000	62,533	76%	556	11.70	12.27
Fountain Square	Phoenix	1986	118,209	76%	1,487	16.55	18.76
Gilbert Tuscany Village	Phoenix	2009	49,415	65%	515	16.03	19.05
Holly Knight	Houston	1984	20,015	100%	370	18.49	18.12
Headquarters Village	Dallas	2009	89,134	83%	1,909	25.80	28.44
Kempwood Plaza	Houston	1974	101,008	90%	812	8.93	8.85
Lion Square	Houston	1980	117,592	76%	952	10.65	10.85
MarketPlace At Central	Phoenix	2000	111,130	90%	440	4.40	6.69
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	95%	1,615	14.32	14.32
Paradise Plaza	Phoenix	1993	125,898	93%	1,704	14.55	14.67
Pinnacle of Scottsdale	Phoenix	1991	113,108	97%	2,010	18.32	18.48
Providence	Houston	1980	90,327	87%	705	8.97	8.59
Shaver	Houston	1978	21,926	93%	263	12.90	12.16
Shops at Pecos Ranch	Phoenix	2009	78,767	93%	1,520	20.75	20.75
Shops at Starwood	Dallas	2006	55,385	94%	1,401	26.91	28.35
South Richey	Houston	1980	69,928	98%	647	9.44	9.22
Spoerlein Commons	Chicago	1987	41,455	87%	770	21.35	20.85
SugarPark Plaza	Houston	1974	95,032	100%	1,045	11.00	10.84
Sunridge	Houston	1979	49,359	92%	420	9.25	10.48
Sunset at Pinnacle Peak	Phoenix	2000	41,530	83%	573	16.62	16.62
Terravita Marketplace	Phoenix	1997	102,733	96%	1,353	13.72	13.84
Torrey Square	Houston	1983	105,766	80%	727	8.59	8.28
Town Park	Houston	1978	43,526	100%	830	19.07	19.18
Village Square at Dana Park	Phoenix	2009	310,979	82%	4,436	17.40	18.58
Webster Pointe	Houston	1984	26,060	100%	276	10.59	10.74
Westchase	Houston	1978	49,573	85%	521	12.36	12.36
Windsor Park	San Antonio	1992	196,458	97%	2,039	10.70	10.26
			2,762,335	88%	33,790	13.90	14.26
Office/Flex Communities:
Brookhill	Houston	1979	74,757	88%	$248	$3.77	$3.78
Corporate Park Northwest	Houston	1981	185,627	79%	1,583	10.79	11.76
Corporate Park West	Houston	1999	175,665	95%	1,587	9.51	9.22
Corporate Park Woodland	Houston	2000	99,937	100%	973	9.74	9.56

Whitestone REIT and Subsidiaries Property Details As of March 31, 2014 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Dairy Ashford	Houston	1981	42,902	99%	271	6.38	6.19
Holly Hall Industrial Park	Houston	1980	90,000	100%	778	8.64	8.26
Interstate 10 Warehouse	Houston	1980	151,000	74%	544	4.87	5.08
Main Park	Houston	1982	113,410	100%	721	6.36	6.29
Plaza Park	Houston	1982	105,530	72%	713	9.38	9.70
Westbelt Plaza	Houston	1978	65,619	68%	428	9.59	9.12
Westgate Service Center	Houston	1984	97,225	96%	560	6.00	5.90
			1,201,672	87%	8,406	8.04	8.08
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	61%	$1,046	$13.62	$15.21
Featherwood	Houston	1983	49,760	88%	818	18.68	18.61
Pima Norte	Phoenix	2007	35,110	35%	199	16.19	16.11
Royal Crest	Houston	1984	24,900	75%	196	10.50	10.23
Uptown Tower	Dallas	1982	253,981	77%	3,500	17.90	17.18
Woodlake Plaza	Houston	1974	106,169	92%	1,502	15.38	15.44
Zeta Building	Houston	1982	37,740	85%	390	12.16	16.80
			633,534	75%	7,651	16.10	16.37

Total/Weighted Average- Operating Portfolio			4,597,541	86%	49,847	12.61	12.87

Corporate Park Woodland II	Houston	1972	16,220	87%	$191	$13.54	$14.03
Fountain Hills Plaza	Phoenix	2009	111,289	89%	1,655	16.71	17.22
Market Street at DC Ranch	Phoenix	2003	241,280	80%	3,397	17.60	18.47
Total/Weighted Average - Development Portfolio			368,789	83%	5,243	17.13	17.87

Anthem Marketplace	Phoenix	N/A	—	—%	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—%	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—%	—	—	—
Total/Weighted Average - Property Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average			4,966,330	86%	$55,090	$12.90	$13.19

(1)
Calculated as the tenant's actual March 31, 2014 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of March 31, 2014. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of March 31, 2014 equaled approximately $101,000 for the month ended March 31, 2014.

(2)	Calculated as annualized base rent divided by square feet leased as of March 31, 2014. Excludes vacant space as of March 31, 2014.

(3)
Represents (i) the contractual base rent for leases in place as of March 31, 2014, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of March 31, 2014.

(4)	As of March 31, 2014, these properties are held for development and, therefore, had no gross leasable area.